EXHIBIT 31.2
CERTIFICATION BY CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a) AND 15d-14(a) UNDER THE EXCHANGE ACT
I, Michael J. Wortley, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Cheniere Energy Partners LP Holdings, LLC; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 29, 2016

/s/ Michael J. Wortley
Michael J. Wortley
Chief Financial Officer of
Cheniere Energy Partners LP Holdings, LLC